Exhibit  (j)(2)
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints R. Jay Gerken, Kaprel Ozsolak, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen and George P. Hoyt, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Variable Equity Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 333-91278), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
     All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
     This power of attorney shall be valid from the date hereof until revoked by me.
     WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ R. Jay Gerken	Trustee	February 7 , 2008
R. Jay Gerken

/s/ Paul R. Ades	Trustee	February 7 , 2008
Paul R. Ades

/s/ Andrew L. Breech	Trustee	February 7 , 2008
Andrew L. Breech

/s/ Dwight B. Crane	Trustee	February 7 , 2008
Dwight B. Crane

	Trustee	February, 2008
Robert M. Frayn, Jr.

/s/ Frank G. Hubbard	Trustee	February 7 , 2008
Frank G. Hubbard

/s/ Howard J. Johnson	Trustee	February 7 , 2008
Howard J. Johnson

/s/ David E. Maryatt	Trustee	February 7 , 2008
David E. Maryatt

/s/ Jerome H. Miller	Trustee	February 7 , 2008
Jerome H. Miller

/s/ Ken Miller	Trustee	February 7 , 2008
Ken Miller

/s/ John J. Murphy	Trustee	February 7 , 2008
John J. Murphy

/s/ Thomas F. Schlafly	Trustee	February 7 , 2008
Thomas F. Schlafly

/s/ Jerry A. Viscione	Trustee	February 7 , 2008
Jerry A. Viscione